                              STOCKHOLDER AGREEMENT

            STOCKHOLDER AGREEMENT dated as of December 2, 1996 (the "Agreement") between CVS Corporation, a Delaware corporation ("CVS"), Nashua Hollis CVS, Inc., a New Hampshire corporation ("Nashua Hollis"), and Linens 'n Things, Inc. ("Linens"), a Delaware corporation.

                              W I T N E S S E T H:

            WHEREAS, Linens is presently a wholly owned Subsidiary of CVS;

            WHEREAS, after the sale on the date hereof of Common Stock, $0.01 par value per share (the "Common Stock"), of Linens to the public in an initial public offering (the "Initial Public Offering") registered under the Securities Act of 1933, as amended, CVS will own approximately 32.5% of the outstanding Common Stock of Linens;

            WHEREAS, CVS and Linens are concurrently herewith entering into the Transitional Services Agreement and the Tax Disaffiliation Agreement;

            WHEREAS, the parties hereto desire to set forth herein certain matters relating to the relationship and the respective rights and obligations of the parties following the Initial Public Offering;

            NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

            "Action" means any claim, suit, action, arbitration, investigation or other proceeding by or before any court, governmental or other regulatory or administrative agency or commission or any other tribunal.

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. For the purposes of

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this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that, for purposes hereof, CVS and Linens will be deemed not to be Affiliates of each other.

            "Applicable CVS Number" has the meaning assigned to such term in the Linens Charter.

            "Commission" means the Securities and Exchange Commission.

            "Common Stock" has the meaning assigned thereto in the recitals above.

            "CVS Group" means CVS and its Subsidiaries (other than any Subsidiary or member of, or other entity in, the Linens Group).

            "CVS Liabilities" means all (i) Liabilities of the CVS Group under this Agreement and (ii) except as otherwise specifically provided herein or in the Tax Disaffiliation Agreement, other Liabilities that arise from or in connection with a Third Party Claim, whether arising before, on or after the Initial Public Offering Date, and that are of or relate to the CVS Group or arise from or in connection with the conduct of the businesses of the CVS Group (other than the Linens Business) or the ownership or use of assets in connection therewith. Notwithstanding the foregoing, "CVS Liabilities" shall exclude (x) any Liabilities for Taxes (since such Liabilities shall be governed by the Tax Disaffiliation Agreement) and (y) any Liabilities specifically retained or assumed by Linens pursuant to this Agreement.

            "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, permits, licenses and governmental restrictions, whether now or hereafter in effect, relating to the environment, the effect of the environment on human health or to emissions, discharges, releases, manufacturing, storage, processing, distribution, use, treatment, disposal, transportation or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic, radioactive or hazardous substances or wastes or the clean-up or other remediation thereof.

            "Finally Determined" means, with respect to any Action

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or other matter, that the outcome or resolution of such Action or matter has been judicially determined by judgment or order not subject to further appeal or discretionary review.

            "Group" means, as the context requires, the Linens Group or the CVS Group.

            "Guaranteed Lease" has the meaning assigned to such term in Section 3.01.

            "Indemnified Party" has the meaning set forth in Section 2.04.

            "Indemnifying Party" has the meaning set forth in Section 2.04.

            "Initial Public Offering Date" means the date on which the closing of the Initial Public Offering is consummated.

            "Lease Guarantee" has the meaning assigned to such term in Section 3.01.

            "Liabilities" means any and all claims, debts, liabilities and obligations, absolute or contingent, matured or not matured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under this Agreement, any law, rule, regulation, any action, order, injunction or consent decree of any governmental agency or entity, or any award of any arbitrator of any kind, and those arising under any agreement, commitment or undertaking.

            "Linens Business" means the businesses and operations (including, without limitation, the home textiles and housewares-related purchasing, distribution and sales operations and activities) associated with Linens or otherwise of the Linens Group, in each case whether conducted prior to, on or after the Initial Public Offering Date.

            "Linens Charter" means the Amended and Restated Certificate of Incorporation of Linens in effect as of the date hereof.

            "Linens Group" means Linens and its Subsidiaries as of (and, except where the context clearly indicates otherwise, after) the Initial Public Offering Date (including all predecessors to such Persons).

            "Linens Liabilities" means all (i) Liabilities of the

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Linens Group under this Agreement and (ii) except as otherwise specifically provided herein or in the Tax Disaffiliation Agreement, other Liabilities that arise from or in connection with a Third Party Claim, whether arising before, on or after the Initial Public Offering Date, and that are of or relate to the Linens Group or arise from or in connection with the conduct of the Linens Business or the ownership or use of assets in connection therewith, including without limitation any such Liabilities that arise under or relate to Environmental Laws. Notwithstanding the foregoing, "Linens Liabilities" shall exclude: (x) any Liabilities for Taxes (since such Liabilities shall be governed by the Tax Disaffiliation Agreement), (y) any Liabilities arising from shareholder derivative lawsuits against CVS, and (z) any Liabilities specifically retained or assumed by CVS pursuant to this Agreement.

            "Losses" means, with respect to any Person, any and all damage, loss, liability and expense incurred or suffered by such Person (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any and all Actions or threatened Actions).

            "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Person" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a governmental or political subdivision or an agency or instrumentality thereof.

            "Principal Stockholder" has the meaning assigned to such term in the Linens Charter.

            "Prospectus" means the prospectus relating to the Registration Statement in the form first used to confirm the sale of shares of Common Stock in the Initial Public Offering.

            "Registration Statement" means the registration statement on Form S-1 filed with the Commission relating to the offering and sale of the shares of Common Stock of Linens in the Initial Public Offering.

            "Stockholder Documents" means all of the agreements and other documents entered into between Linens and CVS in connection with the Initial Public Offering as contemplated hereby, including, without limitation, this Agreement, the Transitional Services Agreement and the Tax Disaffiliation Agreement.

            "Subsidiary" means, with respect to any Person, any other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

            "Tax" means Tax as such term is defined in the Tax Disaffiliation Agreement.

            "Tax Disaffiliation Agreement" means the Tax Disaffiliation Agreement dated as of the date hereof between CVS and Linens.

            "Third-Party Claim" has the meaning set forth in Section 2.05.

                                   ARTICLE II

                                 INDEMNIFICATION

            Section 2.01. Linens Indemnification of the CVS Group. (a) Subject to Section 2.03, on and after the Initial Public Offering Date, Linens shall indemnify, defend and hold harmless the CVS Group and the respective directors, officers and Affiliates of each Person in the CVS Group (the "CVS Indemnitees") from and against any and all Losses incurred or suffered by any of the CVS Indemnitees arising out of, or due to the failure of any Person in the Linens Group to pay, perform or otherwise discharge, any of the Linens Liabilities.

            (b) Subject to Section 2.03, Linens shall indemnify, defend and hold harmless each of the CVS Indemnitees and each Person, if any, who controls any CVS Indemnitee within the meaning of either Section 15 of the 1933 Act or
Section 20 of the 1934 Act from and against any and all Losses caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if Linens shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to Linens in writing by CVS expressly for use therein.

            (c) Subject to Section 2.03, on and after the Initial Public Offering Date, Linens shall indemnify, defend and hold harmless each of the CVS Indemnitees and each Person, if any, who controls any CVS Indemnitee from and against any and all Losses incurred or suffered by any of the CVS Indemnitees (i) due to the failure of any Person in the Linens Group to pay, perform or otherwise discharge its obligations under any of the Guaranteed Leases or (ii) otherwise arising out of or with respect to any of the Guaranteed Leases or Lease Guarantees, except in the case of this clause (ii), to the extent Losses are attributable to any breach of any agreement or covenant by the CVS Group under any Lease Guarantee.

            Section 2.02. CVS Indemnification of Linens Group. (a) Subject to
Section 2.03, on and after the Initial Public Offering Date, CVS shall indemnify, defend and hold harmless the Linens Group and the respective directors, officers and Affiliates of each Person in the Linens Group (the "Linens Indemnitees") from and against any and all Losses incurred or suffered by any of the Linens Indemnitees and arising out of, or due to the failure of any Person in the CVS Group to pay, perform or otherwise discharge, any of the CVS Liabilities.

            (b) Subject to Section 2.03, CVS shall indemnify, defend and hold harmless each of the Linens Indemnities and each Person, if any, who controls any Linens Indemnitee within the meaning of either Section 15 of the 1933 Act or
Section 20 of the 1934 Act from and against any and all Losses caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if Linens shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such Losses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to Linens in writing by CVS expressly for use therein.

            (c) The parties agree that, for purposes of Sections 2.01(b) and 2.02(b) hereof, the only information furnished to Linens in writing by CVS expressly for use in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if Linens shall have furnished any amendments or supplements thereto) is the information contained therein under the following captions: "Risk Factors--Control of the Company by CVS" and "Relationship with CVS and Related Party Transactions".

            Section 2.03. Insurance; Third Party Obligations; Tax Benefits. Any indemnification pursuant to Sections 2.01 or 2.02 shall be paid net of the amount of any insurance or other amounts that would be payable by any third party to the Indemnified Party (as defined below) in the absence of this Agreement (irrespective of time of receipt of such insurance or other amounts) and net of any tax benefit to the Indemnified Party attributable to the relevant payment or Liability. It is expressly agreed that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, (ii) relieved of the responsibility to pay any claims to which it is obligated or (iii) entitled to any subrogation rights with respect to any obligation hereunder.

            Section 2.04. Notice and Payment of Claims. If any CVS Indemnitee or Linens Indemnitee (the "Indemnified Party") determines that it is or may be entitled to indemnification by any party (the "Indemnifying Party") under
Article II (other than in connection with any Action subject to Section 2.05), the Indemnified Party shall deliver to the Indemnifying Party a written notice specifying, to the extent reasonably practicable, the basis for its claim for indemnification and the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified. Within 30 days after receipt of such notice, the Indemnifying Party shall pay the Indemnified Party such amount in cash or other immediately available funds unless the Indemnifying Party objects to the claim for indemnification or the amount thereof. If the Indemnifying Party does not give the Indemnified Party written notice objecting to such indemnity claim and setting forth the grounds therefore within such 30-day period, the Indemnifying Party shall be deemed to have acknowledged its liability for such claim and the Indemnified Party may exercise any and all of its rights under applicable law to collect such amount. In the event of such a timely objection by the Indemnifying Party, the amount, if any, that is Finally Determined to be required to be paid by the Indemnifying Party in respect of such indemnity claim shall be paid by the Indemnifying Party to the Indemnified Party in cash within 15 days after such indemnity claim has been so Finally Determined.

            Section 2.05. Notice and Defense of Third-Party Claims. Promptly following the earlier of (i) receipt of notice of the commencement by a third party of any Action against or otherwise involving any Indemnified Party or (ii) receipt of information from a third party alleging the existence of a claim against an Indemnified Party, in either case, with respect to which indemnification may be sought pursuant to this Agreement (a "Third-Party Claim"), the Indemnified Party shall give the Indemnifying Party written notice thereof. The failure of the

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Indemnified Party to give notice as provided in this Section 2.05 shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party is prejudiced by such failure to give notice. Within 30 days after receipt of such notice, the Indemnifying Party may
(i) by giving written notice thereof to the Indemnified Party, acknowledge liability for such indemnification claim and at its option elect to assume the defense of such Third-Party Claim at its sole cost and expense or (ii) object to the claim for indemnification set forth in the notice delivered by the Indemnified Party pursuant to the first sentence of this Section 2.05; provided that if the Indemnifying Party does not within such 30-day period give the Indemnified Party written notice objecting to such indemnification claim and setting forth the grounds therefor, the Indemnifying Party shall be deemed to have acknowledged its liability for such indemnification claim. If the Indemnifying Party has elected to assume the defense of a Third-Party Claim, (x) the defense shall be conducted by counsel retained by the Indemnifying Party and reasonably satisfactory to the Indemnified Party, provided that the Indemnified Party shall have the right to participate in such proceedings and to be represented by counsel of its own choosing at the Indemnified Party's sole cost and expense; and (y) the Indemnifying Party may settle or compromise the Third Party Claim without the prior written consent of the Indemnified Party so long as such settlement includes an unconditional release of the Indemnified Party from all claims that are the subject of such Third Party Claim, provided that the Indemnifying Party may not agree to any such settlement pursuant to which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. If the Indemnifying Party does not assume the defense of a Third-Party Claim for which it has acknowledged liability for indemnification hereunder, the Indemnified Party may require the Indemnifying Party to reimburse it on a current basis for its reasonable expenses of investigation, reasonable attorney's fees and reasonable out-of-pocket expenses incurred in defending against such Third-Party Claim and the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party; provided that the Indemnifying Party shall not be liable for any settlement effected without its consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall pay to the Indemnified Party in cash the amount, if any, for which the Indemnified Party is entitled to be indemnified hereunder within 15 days after such Third Party Claim has been Finally Determined, in the case of an indemnity claim as to which the Indemnifying Party has acknowledged liability or, in the case of any indemnity claim as to which the Indemnifying

Party has not acknowledged liability, within 15 days after such Indemnifying Party's objection to liability hereunder has been Finally Determined.

            Section 2.06. Certain Limitations on Claims. Notwithstanding anything else contained in this Agreement, no claim may be made under Section 2.01(a), 2.01 (b), 2.02(a) or 2.02(b): (a) in respect of any single Loss claim or item of $500 or less, provided that this clause (a) shall not preclude a claim under any such Section in an amount in excess of $500 that is made up of several related claims or items that individually are less than $500 in amount, or (b) if the Loss giving rise to such claim is incurred after the fifth anniversary of the date hereof.

            Section 2.07. Contribution. If for any reason the indemnification provided for in Section 2.01 or 2.02 is unavailable to any Indemnified Party, or insufficient to hold it harmless, then, subject to the provisions of the Underwriting Agreement relating to the Initial Public Offering, the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect all relevant equitable considerations.

            Section 2.08. Non-Exclusivity of Remedies. The remedies provided for in this Article II are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

                                   ARTICLE III

             CERTAIN AGREEMENTS RELATING TO LEASES; OTHER AGREEMENTS

            Section 3.01. Continuity of Existing Lease Guarantees. With respect to each real estate lease under which any Person in the Linens Group is a lessee or sublessee and that is in effect prior to the date hereof (including, without limitation, the leases set forth in Schedule 3.01 hereto (the "Scheduled Leases")) and that remains in effect following the date hereof (i) without any renewal option having been exercised or (ii) except in the case of the Scheduled Leases (which will be guaranteed only through the initial term thereof), by reason of the exercise of any renewal option provided for in the terms of such lease as in effect as of the date hereof (collectively, the "Guaranteed Leases"), any lease guarantee of such Guaranteed Lease provided by CVS or any of its Affiliates and in effect as of the date hereof (a "Lease Guarantee") will remain in effect after the date hereof for the duration of the term of such lease and, except in the case of the Scheduled Leases (which will be guaranteed only through the initial term thereof), any extension thereof pursuant to the exercise of any such renewal option. CVS and its Affiliates shall be indemnified against any Losses arising from such Guaranteed Leases or Lease Guarantees, as provided in Section 2.01(c).

            Section 3.02. No New CVS Lease Guarantees To be Furnished After The Initial Public Offering. Except as expressly provided otherwise in Section 3.01, to the extent that any guarantee is required to be provided after the date hereof with respect to any real estate or other lease entered into by a Person in the Linens Group, such guarantee shall not be furnished by any Person in the CVS Group.

            Section 3.03. Intercompany Accounts. All intercompany receivable, payable and loan balances in existence as of the date hereof between the CVS Group and Linens Group will be eliminated in the manner described in the Registration Statement.

            Section 3.04. Certain Rights Upon a Third Party Obtaining Above a Specified Ownership Level of Linens Common Stock. (a) No Person or group (within the meaning of Section 13(d) under the 1934 Act) of Persons shall become the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of a majority of the Common Stock (such beneficial ownership level being "Majority Beneficial Ownership") unless (i) CVS shall have received prior written notice that such Person or group proposes to acquire Majority Beneficial Ownership and
(ii) prior to such acquisition such Person or group provides to CVS (unless waived by CVS in writing) a guarantee, in form and substance acceptable to CVS, of the obligations of Linens under Section 2.01(c) of this Agreement. In addition, upon any such Person or group acquiring Majority Beneficial Ownership, CVS may, at its election, forthwith terminate its provision of any or all of the Services under the Transitional Services Agreement.

            (b) As soon as Linens is aware or has reason to believe that any Person or group proposes to acquire (or is considering acquiring) Majority Beneficial Ownership, (i) Linens shall promptly provide written notice thereof to CVS and (ii) Linens shall promptly inform such Person or group in writing of the provisions of this Section 3.04. So long as (x) Linens has a class of its capital stock registered under Section 12 of the 1934 Act and (y) the aggregate future minimum lease payments under the Guaranteed Leases is greater than $50 million, Linens shall disclose the provisions of this Section 3.04 in each Linens' Annual Report on Form 10-K filed under the 1934 Act.

            Section 3.05. Intellectual Property Rights and

Licenses. Neither Group shall have any right or license in or to any technology, software, intellectual property (including any trademark, service mark, patent or copyright), know-how or other proprietary right owned, licensed or held for use by the other Group.

                                   ARTICLE IV

                               REGISTRATION RIGHTS


            Section 4.01. General. Linens grants to CVS and each other Person in the CVS Group that agrees to be bound by the terms of Appendix A hereto the registration rights set forth in Appendix A hereto. CVS, Nashua Hollis and Linens hereby agree to the terms and provisions set forth in Appendix A hereto.

                                    ARTICLE V

                              ACCESS TO INFORMATION

            Section 5.01. Provision of Corporate Records. Immediately prior to or as soon as practicable following the Initial Public Offering Date, each Group shall provide to the other Group all documents, contracts, books, records and data (including but not limited to minute books, stock registers, stock certificates and documents of title) in its possession relating to such other Group or such other Group's business and affairs; provided that if any such documents, contracts, books, records or data relate to both Groups or the business and operations of both Groups, each such Group shall provide to the other Group true and complete copies of such documents, contracts, books, records or data.

            Section 5.02. Access to Information. From and after the Initial Public Offering Date until the later of (a) two years after the date hereof and
(b) the date CVS ceases to be a Principal Stockholder, each Group shall afford promptly to the other Group and its accountants, counsel and other designated representatives reasonable access during normal business hours to all documents, contracts, books, records, computer data and other data in such Group's possession relating to such other Group or the business and affairs of such other Group (other than data and information subject to an attorney/client or other privilege), insofar as such access is reasonably required by such other Group, including, without limitation, for audit, accounting, litigation and disclosure and reporting purposes.

            Section 5.03. Litigation Cooperation. Each Group shall use reasonable efforts to make available to the other Group and its accountants, counsel, and other designated representatives, upon written request, its directors, officers, employees and representatives as witnesses, and shall otherwise cooperate with the other Group, to the extent reasonably required in connection with any legal, administrative or other proceedings arising out of either Group's business and operations prior to the Initial Public Offering Date in which the requesting party may from time to time be involved.

            Section 5.04. Reimbursement. Each Group providing information or witnesses to the other Group, or otherwise incurring any expense in connection with cooperating, under Sections 5.01, 5.02 or 5.03 shall be entitled to receive from the recipient thereof, upon the presentation of invoices therefor, payment for all out-of-pocket costs and expenses (excluding charges for employee time) as may be reasonably incurred in providing such information, witnesses or cooperation.

            Section 5.05. Retention of Records. Except as otherwise required by law or agreed to in writing, each party shall, and shall cause the members of its respective Group to, retain all information relating to the other Group's business and operations in accordance with the past practice of such party. Notwithstanding the foregoing, any party may destroy or otherwise dispose of any such information at any time, provided that, prior to such destruction or disposal, (i) such party shall provide not less than 90 days' prior written notice to the other party, specifying the information proposed to be destroyed or disposed of, and (ii) if the recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the information as was requested at the expense of the requesting party.

            Section 5.06. Confidentiality. Each party shall hold and shall cause its directors, officers, employees, agents, consultants and advisors ("Representatives") to hold in strict confidence all information (other than any such information relating solely to the business or affairs of such party) concerning the other party unless (i) such party is compelled to disclose such information by judicial or administrative process or, in the opinion of its counsel, by other requirements of law or (ii) such information can be shown to have been (A) in the public domain through no fault of such party or (B) lawfully acquired after the date hereof on a non-confidential basis from other sources. Notwithstanding the foregoing, such party may disclose such information to its Representatives so long as such Persons are informed by such party of the confidential nature of such information and are directed by such party to treat such information confidentially. If such party or any of its Representatives becomes legally compelled to disclose any documents or information subject to this Section, such party will promptly notify the other party so that the other party may seek a protective order or other remedy or waive such party's compliance with this Section. If no such protective order or other remedy is obtained or waiver granted, such party will furnish only that portion of the information which it is advised by counsel is legally required and will exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information. Such party agrees to be responsible for any breach of this Section by it and its Representatives.

            Section 5.07. Inapplicability of Article V to Tax Matters. Notwithstanding anything to the contrary in Article V, Article V shall not apply with respect to information, records and other matters relating to Taxes, all of which shall be governed by the Tax Disaffiliation Agreement.

                                   ARTICLE VI

                                EMPLOYEE MATTERS

            Section 6.01. Employee Matters. With respect to employee matters and employee benefit arrangements, the parties hereto agree as set forth in Schedule 6.01.

                                   ARTICLE VII

                             CVS' GOVERNANCE RIGHTS

            Section 7.01. Appointment of Outside Directors. Within three months after the date hereof, the Board of Directors of Linens (the "Linens Board") shall fill two of the vacancies on the Linens Board with individuals who are not officers or employees of any entity in the CVS Group or the Linens Group.

            Section 7.02. CVS Designated Directors. CVS shall have the right to designate the Applicable CVS Number of directors to the Linens Board and the right to designate the class of the Linens Board to which each such CVS designee shall be elected. In connection with each election of directors, Linens shall nominate each of the Applicable CVS Number of individuals designated by CVS (each, a "CVS Designee") as a director to the Board of Directors and shall recommend to the stockholders the election of each CVS Designee as a director (in the class so designated by CVS). Within three months after the date hereof, the Linens Board shall fill one or more vacancies on the Linens Board with individuals who are CVS Designees so that, after giving effect thereto, the Applicable CVS Number of CVS Designees shall serve as directors on the Linens Board.

            Section 7.03. Removal of CVS Designees. In the event of a decrease in the Applicable CVS Number at any time, (i) one or more (as appropriate) CVS Designees (selected by CVS as provided in clause (ii)) shall automatically be deemed removed from the Board effective at such time, and (ii) CVS shall have the right to select the individual to be removed if any CVS Designee is to remain as a director after giving effect to such decrease; provided that if after giving effect to such decrease the Applicable CVS Number is zero, one CVS Designee (selected by CVS) shall continue to serve as a director until the next annual meeting of stockholders. Except as aforesaid or as provided in clause (g) of Article FIFTH of the Linens Charter, no CVS Designee may be removed from the Linens Board except with the written consent of CVS. CVS shall have the right to remove any CVS Designee at any time (such removal to be effective upon delivery of notice thereof to Linens), and the vacancy resulting from such removal shall be filled as provided in Section 7.04.

            Section 7.04. Filling of Vacancy of CVS Designee. In the event that
(i) there occurs at any time a vacancy in the Linens Board by reason of the death, retirement, resignation, removal or other departure of any CVS Designee and (ii) after giving effect to such vacancy the number of CVS Designees on the Linens Board is less than the Applicable CVS Number at such time, the Linens Board will act as promptly as practicable to fill such vacancy with a CVS Designee (and will so fill multiple vacancies, if necessary) so that, after giving effect to the election of such CVS Designee as a director, the Applicable CVS Number of CVS Designees shall serve as directors on the Linens Board.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            Section 8.01. Notices. All notices and other communications to any party hereunder shall be in writing (including telex, telecopy or similar writing) and shall be deemed given when received addressed as follows:

            If to CVS, to:

                 CVS Corporation
                 1 CVS Drive
                 Woonsocket, Rhode Island  02895
                 Telecopy:   (401) 765-4128
                 Attention:  Chief Financial Officer and
                             General Counsel

                 With a copy to:

                 Davis Polk & Wardwell
                 450 Lexington Avenue
                 New York, New York  10017
                 Telecopy:   (212) 450-4800
                 Attention:  Dennis S. Hersch

            If to Linens, to:

                 Linens 'n Things, Inc.
                 6 Brighton Road
                 Clifton, New Jersey  07015
                 Telecopy:   (201) 778-1300
                 Attention:

                 With a copy to:

                 Davis Polk & Wardwell
                 450 Lexington Avenue
                 New York, New York  10017
                 Telecopy:  (212) 450-4800
                 Attention:  Dennis S. Hersch

Any party may, by written notice so delivered to the other parties, change the address to which delivery of any notice shall thereafter be made.

            Section 8.02. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by CVS and Linens, or in the case of a waiver, by the party against whom the waiver is to be effective.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            Section 8.03. Expenses. Except as specifically provided otherwise in this Agreement, the Transitional Services Agreement or the Tax Disaffiliation Agreement (including, without limitation, in Article II, Sections 3.03, 5.04,
5.05 and 8.08(c) and Schedule 6.01 of this Agreement), all costs and expenses incurred in connection with the preparation, execution and delivery of the Stockholder Documents and the consummation of the Initial Public Offering (including the fees and expenses of all counsel, accountants and financial and other advisors of both Groups in connection therewith, and all expenses in connection with preparation, filing and printing of the Registration Statement relating to the Initial Public Offering) shall be paid by CVS; provided that Linens shall be responsible for and pay the fees, expenses and other amounts payable to the lenders under Linens's credit facilities and all other fees and expenses incurred in connection therewith (including the fees and expenses of Linens's counsel in connection with the preparation and negotiation of all documentation relating to such credit facilities).

            Section 8.04. Successor and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

            Section 8.05. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York (except for Article VII, which shall be construed in accordance with and governed by the law of the State of Delaware), without regard to the conflicts of laws rules of either such State.

            Section 8.06. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

            Section 8.07. Entire Agreement. This Agreement and the other Stockholder Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof and thereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein or in the other Stockholder Documents has been made or relied upon by any party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

            Section 8.08. Tax Disaffiliation Agreement; Set-Off. (a) Except as otherwise provided herein and not inconsistent with the Tax Disaffiliation Agreement, this Agreement shall not govern any Tax, and any and all claims, losses, damages, demands, costs, expenses or liabilities relating to Taxes shall be exclusively governed by the Tax Disaffiliation Agreement.

            (b) If, at the time Linens is required to make any payment to CVS under this Agreement, CVS owes Linens any amount under this Agreement or the Tax Disaffiliation Agreement, then such amounts shall be offset and the excess shall be paid by the party liable for such excess. Similarly, if at the time CVS is required to make any payment to Linens under this Agreement, Linens owes CVS any amount under this Agreement or the Tax Disaffiliation Agreement, then such amounts shall be offset and the excess shall be paid by the party liable for such excess.

            (c) If, pursuant to a Final Determination, any amount paid by CVS, Linens or their respective Post-Distribution Affiliates pursuant to this Agreement results in any increased Tax liability or reduction of any Tax Asset of any member of the Linens Group, Linens or its Post-Distribution Affiliates, or the CVS Group, CVS or its Post-Distribution Affiliates, respectively, then CVS or Linens, as the case may be, shall indemnify the other party and hold it harmless from any interest or penalty attributable to such increased Tax liability or the reduction of such Tax asset and shall pay to the other party, in addition to amounts otherwise owed, 100 percent of the After-Tax Amount. All capitalized terms used in this Section 8.08(c) and not otherwise defined in this Agreement are used as defined in the Tax Disaffiliation Agreement.

            Section 8.09. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York or the United States District Court for the District of Delaware or any other New York State court sitting in New York County or any other court of the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.01 shall be deemed effective service of process on such party.

            Section 8.10. Existing Arrangements. Except as otherwise contemplated hereby, all prior agreements and arrangements, including those relating to goods, rights or services provided or licensed, between the Linens Group and the CVS Group shall be terminated effective as of the Initial Public Offering Date, if not theretofore terminated. No such agreements or arrangements shall be in effect after the Initial Public Offering Date unless embodied in the Stockholder Documents.

            Section 8.11. Further Assurances. In addition to the actions specifically provided for elsewhere in the Stockholder Documents, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by the Stockholder Documents.

            Section 8.12. Effective Date. This Agreement shall become effective upon the closing of the Initial Public Offering.

            Section 8.13. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

            IN WITNESS WHEREOF the parties hereto have caused this Stockholder Agreement to be duly executed by their respective authorized officers as of the date first above written.

                           CVS CORPORATION


                           By
                              -----------------------------
                              Name:
                              Title:

                           LINENS 'N THINGS, INC.


                           By
                              -----------------------------
                              Name:
                              Title:

                           NASHUA HOLLIS CVS, INC.


                           By
                              -----------------------------
                              Name:
                              Title:

                                                                   SCHEDULE 6.01

                                EMPLOYEE MATTERS

            Section 1. General. Except as otherwise set forth in this Schedule 6.01, (a) CVS shall retain (i) any and all liabilities relating to or arising out of any employee benefit or compensation arrangement (a "Plan") in respect of any employee or former employee of CVS and any Affiliate of CVS who is not a Transferred Employee (as hereinafter defined), and (ii) any and all liabilities relating to or arising out of any Plan in respect of all Transferred Employees that were incurred or are otherwise related to any period prior to and including the Initial Public Offering Date and (b) CVS shall have no liability relating to or arising out of any Plan in respect of Transferred Employees to the extent that any such liability is incurred or otherwise relates to any period after the Initial Public Offering Date.

            Section 2. Employees. With respect to Terrence Grossman or each individual who, as of the Initial Public Offering Date, is employed (including persons absent from active service by reason of Short Term Disability or Long Term Disability, as hereinafter defined, or absence not relating to disability, whether paid or unpaid) in the Linens Business ("Transferred Employees"), Linens shall cause the employment of each Transferred Employee to be continued on the Initial Public Offering Date, provided that nothing stated herein shall limit the right of Linens or any Subsidiary to terminate the employment of any Transferred Employee following the Initial Public Offering Date or to reduce or otherwise modify the position, responsibilities, compensation or benefits of any Transferred Employee at any time, and provided further that an individual who is employed as of the Initial Public Offering Date by Linens or any of its Subsidiaries, but on such date is absent from active service and (i) is receiving Long Term Disability Benefits (as hereinafter defined) or (ii) is absent by reason of Short Term Disability but subsequently begins to receive Long Term Disability Benefits shall not be considered a Transferred Employee for purposes of the CVS Long Term Disability Plan. The employee benefit plans and arrangements maintained by Linens shall give full service credit for purposes of eligibility and vesting (and in connection with any such severance or vacation plan or policy, for purposes of determining the level of benefit) for any service on or prior to the Initial Public Offering Date of a Transferred Employee with CVS and its Subsidiaries. For purposes of this Agreement, (i) "Short Term Disability" shall mean a condition with respect to which an employee is receiving benefits, as of the Initial Public Offering Date, under either the CVS Short Term Disability Plan or the CVS Salary Continuation Plan, and (ii) "Long Term Disability Benefits" shall mean benefits under the CVS Long Term Disability Plan.

            Section 3. Qualified Plans. (a) CVS shall retain all liabilities and obligations in respect to benefits accrued by Transferred Employees under CVS's ESOP. CVS shall cause each Transferred Employee to become 100% vested in the employee's account in CVS's ESOP as of the Initial Public Offering Date. As soon as practicable after the Initial Public Offering Date, CVS shall take such action as may be necessary, if any, to permit each Transferred Employee to exercise his rights under CVS's ESOP to effect an immediate distribution of such Transferred Employee's full account balances under CVS's ESOP or to effect a tax-free rollover of the taxable portion of the account balances into an eligible retirement plan (within the meaning of Section 401(a)(31) of the Internal Revenue Code ("Code"), a "Direct Rollover") maintained by Linens (the "Linens Plan") or to an individual retirement account. CVS and Linens shall work together in order to facilitate any such distribution or rollover and to effect a Direct Rollover for those participants who elect to roll over their account balances directly into the Linens Plan; provided that nothing contained herein shall obligate the Linens Plan to accept a Direct Rollover in a form other than cash.

            (b) On the Initial Public Offering Date, or as soon as practicable thereafter, Linens shall establish or designate the Linens Plan in order to accommodate the Direct Rollovers described above and shall take all action necessary, if any, to qualify the Linens Plan under the applicable provisions of the Code and shall make any and all filings and submissions to the appropriate governmental authorities required to be made by it in connection with any Direct Rollover.

            (c) As soon as practicable after the Initial Public Offering Date, Linens shall establish or designate an individual account plan (the "Successor Individual Account Plan"), which may be the same plan as the Linens Plan, for the benefit of Transferred Employees, shall take all necessary action, if any, to qualify such plan under the applicable provisions of the Code and shall make any and all filings and submissions to the appropriate governmental agencies required to be made by it in connection with the transfer of assets described below. CVS shall cause each Transferred Employee to be 100% vested in the employee's account balance under CVS's 401(k) Profit Sharing Plan as of the Initial Public Offering Date. No later than the date of the transfer described herein, Linens shall make all applicable 401(k), profit sharing, matching contributions and qualified non-elective contributions payable under CVS's 401(k) Profit Sharing Plan with respect to Transferred Employees for periods on or prior to the Initial Public Offering Date and shall be entitled to retain any applicable reserves or accruals relating thereto. As soon as practicable following the Initial Public Offering Date, CVS shall cause the trustee of CVS's 401(k) Profit Sharing Plan to transfer in the form of cash or, to the extent applicable, notes representing outstanding loans made to Transferred Employees under CVS's 401(k) Profit Sharing Plan (or such other form as may be agreed to by CVS and Linens) the full account balances of Transferred Employees (and beneficiaries thereof) under CVS's 401(k) Profit Sharing Plan (which account balances will have been credited with appropriate earnings attributable to the period from the Initial Public Offering Date to the date of transfer described herein), reduced by any necessary benefit or withdrawal payments to or in respect of Transferred Employees occurring during the period from the Initial Public Offering Date to the date of transfer described herein, to the appropriate trustee as designed by Linens under the trust agreement forming a part of the Successor Individual Account Plan, it being understood that CVS is under no obligation to effect a distribution, payment or loan under CVS's 401(k) Profit Sharing Plan in respect of a Transferred Employee who either requests a loan or terminates employment after the Initial Public Offering Date but prior to the date of transfer described herein if the required distribution, payment or loan, as the case may be, forms have not been received by CVS prior to the last day of the month preceding the month in which the transfer described herein occurs. CVS and Linens agree to take such actions and enter into such agreements, if any, that may be necessary to effect the transfer described herein. In consideration for the transfer of assets described herein, Linens shall, effective as of the date of transfer described herein, assume all of the obligations of CVS in respect of the account balances accumulated by Transferred Employees under CVS's 401(k) Profit Sharing Plan (exclusive of any portion of such account balances which are paid or otherwise withdrawn prior to the date of transfer described herein) with respect to the account balances transferred to the Successor Individual Account Plan. CVS hereby indemnifies Linens, the Company and the Subsidiaries against and agrees to hold them harmless from any liabilities or claims (including claims for benefits or for breach of fiduciary duties, but excluding claims for benefits to the extent of the assets transferred hereunder) relating to CVS's 401(k) Profit Sharing Plan (or the qualified status of that Plan) which arose prior to the transfer of assets described herein or which relate to the operation or administration of that Plan prior to the transfer of assets. Linens hereby indemnifies CVS against and agrees to hold it harmless from any liabilities or claims relating to the qualified status of the Successor Individual Account Plan or the operation or administration of that Plan following the transfer of assets described herein.

            Section 4. Welfare Plans and Worker Compensation. (a) Linens and its Affiliates shall each establish or designate welfare benefit plans, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and applicable workers compensation plans, for the benefit of their respective Transferred Employees (the "Replacement Welfare Plans"). The Replacement Welfare Plans shall be effective as of the Initial Public Offering Date, provided, that at the request of Linens, CVS shall continue to provide, to the extent applicable, services for (i) Transferred Employees (and eligible spouses and dependents) and (ii) former employees of the Linens Business and their qualified beneficiaries who as of the Initial Public Offering Date are covered pursuant to Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985 and Section 4980B of the Code under its Plans which provide medical, dental, life insurance, accidental death and dismemberment, pharmacy, eyecare and disability benefits for such period of time from the Initial Public Offering Date to not later than May 1, 1997 as Linens shall specify in such request (the "Benefit Transition Period"). Linens shall pay the claim and claims processing cost of such services during the Benefit Transition Period (including claims runout in respect of claims incurred both before and after the Initial Public Offering Date) and shall directly fund all medical and dental claims through a bank account set up solely for such purposes. In addition, Linens shall be entitled to retain any applicable reserves or accruals relating to such benefits. Linens and its designated Affiliates shall retain or assume all of the obligations for any retiree benefits under any welfare plan provided Transferred Employees (and dependents) and retirees (and dependents) terminated while employed by Linens and any Affiliate or while employed in the Linens Business prior to the Initial Public Offering Date. Linens and its Affiliates shall assume as of the end of the Benefit Transition Period all obligations to provide coverage and benefits for Transferred Employees and former employees of the Linens Business and their qualified beneficiaries under the Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985 and Section 4980B of the Code.

            (b) Linens shall be responsible for all workers compensation claims, whether arising before or after the Initial Public Offering Date, with respect to any employee or former employee of the Linens Business, including, but not limited to, any Transferred Employee. In addition, Linens shall be entitled to retain any applicable reserves or accruals relating thereto.

            Section 5. Stock Options. Except as otherwise provided in any agreement with a Transferred Employee, as of the Initial Public Offering Date all outstanding options issued to Transferred Employees to purchase CVS Common Stock that have heretofore been granted under any employee stock option plan of CVS and are exercisable on the Initial Public Offering Date shall be exercisable for a period of 90 days from the Initial Public Offering Date.

            Section 6. Bonus and Profit Incentive Plans. Except as otherwise provided in any agreement with a Transferred Employee, CVS shall have no liability for any bonus or profit incentive awards and Linens shall be responsible for all such awards relating to the period beginning on the Initial Public Offering Date.

            Section 7. Severance. The continued employment by Linens and its Affiliates of Transferred Employees after the Initial Public Offering Date shall not be deemed a severance of employment of such Transferred Employees from CVS for purposes of any policy, Plan, program or agreement of CVS or any of its Subsidiaries that provides for the payment of severance, salary continuation or similar benefits.

            Section 8. Supplemental Retirement Benefits and Deferred Compensation. (a) Linens and its Affiliates shall assume as of the Initial Public Offering Date all of the obligations and liabilities of CVS and any of its Affiliates for any Transferred Employee under the Deferred Compensation Plan of CVS Corporation and Affiliated Companies and any reserve or accrual in respect of such Transferred Employees shall be retained by Linens.

            (b) CVS shall have no liability for any obligation relating to Transferred Employees under the Supplemental Retirement Plans I and II for Select Senior Management of CVS Corporation and any Linens reserve or accrual in respect of such Transferred Employees shall be transferred to CVS.

            Section 9. No Third Party Beneficiaries. Neither Transferred Employees nor any current, former or retired employee of CVS or its affiliates shall be entitled to enforce the provisions of this Schedule 6.01 against the respective parties as third party beneficiaries thereof.